UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

IMMIX BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

IMMIX BIOPHARMA, INC.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 20, 2025

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Immix Biopharma, Inc. (the “Company,” “we,” “us,” or “our”) to consider and act upon the following matters:

1.	To elect eight (8) members to our Board of Directors;

2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on April 22, 2025 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 11:30 a.m. EDT. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, electronically over the Internet or, if you receive a paper copy of the proxy card by mail, by dating, signing and returning the proxy card in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 20, 2025 at 12:00 p.m. EDT at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

The proxy statement and annual report to stockholders are available at
http://www.annualgeneralmeetings.com/immx2025

By the Order of the Board of Directors

/s/ Ilya Rachman
Ilya Rachman
Chairman of the Board of Directors and Chief Executive Officer

Dated: April 29, 2025

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. Please vote electronically over the Internet or, if you receive a paper copy of the proxy card by mail, by dating, signing and returning the proxy card in the business envelope provided. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if your desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

IMMIX BIOPHARMA, INC.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

PROXY STATEMENT FOR THE

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2025

The Board of Directors (the “Board” or “Board of Directors”) of Immix Biopharma, Inc. (“Immix” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064, on June 20, 2025, at 12:00 p.m. EDT, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the Internet or, if you receive a paper copy of the proxy card by mail, by dating, signing and returning the proxy card in the business envelope provided.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 2, 2025 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April 22, 2025. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes its election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 20, 2025, at 12:00 p.m. EDT at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Information on how to vote in person at the Annual Meeting is discussed below.

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Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date (as defined herein).

Who is Entitled to Vote?

The Board has fixed the close of business on April 22, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 27,830,901 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are two matters scheduled for a vote:

1.	To elect eight (8) members to our Board of Directors; and

2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your Notice or, if you requested a proxy card, on your proxy card.

2.	Vote by mail. Mark, date, sign and promptly mail the proxy card you may have received (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Annual Meeting.

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Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, [■] shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

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1.	“FOR” the election of each of the eight (8) members to our Board of Directors; and

2.	“FOR” the ratification of the appointment of Crowe LLP, as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns a proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker may vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. However, our Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the eight (8) members to our Board of Directors	Plurality of the votes cast (the eight (8) directors receiving the most “FOR” votes). Abstentions and broker non-votes will have no effect on the outcome of election of directors.
Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025	A majority of the votes entitled to vote thereon and present at the Annual Meeting. We do not expect any broker non-votes on this proposal. Abstentions will have the effect of a vote against this proposal.

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What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote “for” or “withhold” as to each nominee. With regard to other proposals, you may vote “for,” “against” or “abstain” for each proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Immix, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2026 Annual Meeting?

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than January 2, 2026, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. In the event the date of the 2026 Annual Meeting has been changed by more than 30 days from the date of the 2025 Annual Meeting, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2025 Annual Meeting.

Stockholders who intend to present a proposal at our 2026 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Secretary so that such notice is received by our Secretary at our principal executive office on or after February 20, 2026 but no later than March 22, 2026; provided, however, if the date of the 2026 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, June 20, 2026, to be considered for inclusion in proxy materials for our 2026 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at Immix Biopharma, Inc., 1400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064 and received no earlier than the Close of Business (as defined in the Bylaws) on the 120th day prior to such annual meeting and no later than the Close of Business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined in the Bylaws) of the date of such meeting is first made by the Company.

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In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and such notice must include all the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such stockholders must comply with all of the requirements of Rule 14a-19 under the Exchange Act.

Stockholders are also advised to review our Bylaws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Board Composition and Leadership Structure

Our Board is comprised of eight directors of which six are independent. Ilya Rachman, our Chief Executive Officer, also serves as Chairman of the Board and, since September 2022, Helen Adams serves as our lead independent director. The Board believes that Mr. Rachman is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Rachman is best positioned to chair Board meetings and ensure that key business issues and risks are brought to the attention of our Board. Helen Adams, as our lead independent director, and pursuant to our charter of the lead independent director adopted by our Board in September 2022, is responsible for, among other things, presiding over all meetings of our Board at which our Chairman is not present, including any executive sessions of our independent directors; approving Board meeting schedules and agendas; and acting as the liaison between our independent directors and the Chief Executive Officer and Chairman of our Board. In addition, Ms. Adams, as our lead independent director, may call meetings of our independent directors and authorize the retention of outside advisors and consultants who report directly to our independent directors or the Board on Board-wide issues.

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Board’s Role in Risk Oversight

The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. The Board of Directors has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees—Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on The Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, Compensation Committee and Nominating and Corporate Governance Committee must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Magda Marquet, Jason Hsu, Helen C. Adams, Carey Ng, Jane Buchan and Yekaterina Chudnovksy, representing six of our eight incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committee of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at www.immixbio.com. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

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Audit Committee

Our Audit Committee is responsible for, among other things:

●	approving and retaining independent auditors to conduct the annual audit of our financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approving audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the Audit Committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Audit Committee consists of Helen C. Adams, Jane Buchan and Carey Ng, with Helen C. Adams serving as chair. Our Board of Directors has determined that Helen C. Adams, Jane Buchan and Carey Ng each meet the definition of “independent director” under Nasdaq rules, and that they meet the independence standards under Rule 10A-3 of the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements of Nasdaq. In addition, our Board of Directors has determined that Helen C. Adams qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our Chief Executive Officer;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans; and

●	preparing the report of the Compensation Committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Compensation Committee consists of Magda Marquet, Jane Buchan and Jason Hsu, with Magda Marquet serving as chair. Our Board of Directors has determined that Magda Marquet, Jane Buchan and Jason Hsu are independent directors under Nasdaq rules.

For fiscal year 2024, we engaged FW Cook as our independent compensation consultant. FW Cook, who reports directly to the Compensation Committee and not to management, is independent from us, and has not provided any services to us other than to the Compensation Committee. FW Cook reviews and advises on all principal aspects of the executive and director compensation, provides input on best practices and other advisory matters. FW Cook is expected to remain engaged through fiscal year 2025 as our independent compensation consultant. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and concluded that the work of FW Cook has not raised any conflict of interest.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying and nominating members of the Board of Directors;

●	developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company; and

●	overseeing the evaluation of our Board of Directors.

Our Nominating and Corporate Governance Committee consists of Jane Buchan, Magda Marquet and Yekaterina Chudnovksy, with Jane Buchan serving as chair. Our Board of Directors has determined that Jane Buchan, Magda Marquet and Yekaterina Chudnovksy are independent directors under Nasdaq rules.

Scientific Advisory Board

Heather Landau, MD, is a member of our Scientific Advisory Board. Dr. Heather Landau is the Director of Amyloidosis Program and a Bone Marrow Transplant Specialist & Cellular Therapist at Memorial Sloan-Kettering Cancer Center in New York. She has authored more than 100 peer-reviewed publications. Dr. Landau received her medical degree from SUNY Upstate Medical University, completed her Internal Medicine residency at University of Colorado and her Hematology & Oncology fellowship at Memorial Sloan Kettering Cancer Center.

Michaela Liedtke, MD, is a member of our Scientific Advisory Board. Dr. Michaela Liedtke is the Stanford University Medicine Cancer Center Program Lead, Hematology; Co-Director, Stanford Amyloid Center; Medical Director, Stanford Adolescent and Young Adult Program; and Member Leukemia Committee, Southwest Oncology Group. Dr. Liedtke is an award-winning hematologist/oncologist, having received the Translational Research Award, Stanford Department of Medicine; Young Investigator Award, American Society of Clinical Oncology (ASCO); Methods in Clinical Cancer Research Scholar, ASCO/AACR; Fellowship Award, Lymphoma Research Foundation; and Translational Research Award, Doris Duke Foundation. Dr. Leidtke is a member of the American Society of Hematology, American Society of Clinical Oncology, International Myeloma Society, International Society of Amyloidosis, and the Stanford Cardiovascular Institute. Dr. Liedtke completed her fellowship at Stanford University Medical Center and Memorial Sloan-Kettering Cancer Center, residency at the Albert Einstein College of Medicine, and received her medical degree from Medizinische Hochschule Hannover.

Vaishali Sanchorawala, MD, is a member of our Scientific Advisory Board. Dr. Sanchorawala is the Skinner Professor of Amyloidosis Research in the Department of Medicine at Boston University Chobanian & Avedisian School of Medicine, and Director of the Amyloidosis Center at Boston Medical Center (BMC) and Boston University. Dr. Sanchorawala is Associate Editor of Amyloid: The Journal of Protein Folding Disorders; former Secretary of the International Society of Amyloidosis; and a member of the Executive Steering Committee of Amyloidosis Research Consortium. Dr. Sanchorawala completed residency at Rutgers Health/New Jersey Medical School and her fellowship in hematology/oncology at Boston University Medical Center. Dr. Sanchorawala is board certified in Internal Medicine and Hematology.

Marko Radic, PhD, is a member of our Scientific Advisory Board. Dr. Radic is Associate Professor in the Department of Microbiology, Immunology and Biochemistry at the University of Tennessee Health Science Center (“UTHSC”). Dr. Radic’s research laboratory focuses on the mechanisms leading to autoimmune disease, with an emphasis on antibody-mediated disorders, such as Systemic Lupus Erythematosus (SLE), Rheumatoid Arthritis (RA), and Anti-Phospholipid Syndrome (APS). Dr. Radic’s laboratory identified the critical nexus of sustained activation of autoreactive B cells in lupus, and tested immunotherapy with chimeric antigen receptor modified CD8+ T cells (CAR-T) in two murine models of lupus, published in Science Translational Medicine, 2019 (which was recently featured in Nature, Dec 2023). Dr. Radic has authored more than 90 peer-reviewed scientific publications, 25 reviews and 10 book chapters. Prior to joining UTHSC in 2000, Dr. Radic was an Associate Professor in the Department of Microbiology at Drexel University. Dr. Radic trained as postdoctoral fellow at the Fox Chase Cancer Center, received his Ph.D. in Biological Sciences from the University of California in Irvine, and received his B.S. in Genetics from the University of California in Davis.

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Suzanne Lentzsch, MD, is a member of our Scientific Advisory Board. Dr. Suzanne Lentzsch is a Professor of Clinical Medicine and the Director of the Multiple Myeloma and Amyloidosis Program at the College of Physicians and Surgeons of Columbia University and at New York Presbyterian Hospital in New York. Dr. Lentzsch was a key clinical investigator in establishing bendamustine as a new treatment for relapsed amyloidosis, and designed and led the first in human CAEL-101 phase 1a/b clinical study in AL Amyloidosis. She is a co-founder of Caelum Biosciences, subsequently acquired by AstraZeneca. Dr. Lentzsch is the Co-Chair of the NCI Myeloma Steering Committee, a member of the ASH Scientific Committee for Plasma Cell Neoplasia and the ASCO Scientific Program Committee Hematologic Malignancies-Plasma Cell Dyscrasia, the Educational and Steering Committee for the Society of Hematology and Oncology (SOHO), and the SWOG Myeloma Working Group. She co-chairs the Career Development Committee of the International Myeloma Society (IMS). She is Associate Editor for JCO and on the Editorial Board for Blood Cancer Discoveries.

Larry Norton, MD, is the Chair of our Scientific Advisory Board. Dr. Norton is Senior Vice President, Office of the President; Medical Director, Evelyn H. Lauder Breast Center, Memorial Sloan Kettering Cancer Center, and Professor of Medicine, Weill-Cornell Medical College. He is a founder and Scientific Director of the Breast Cancer Research Foundation. Dr. Norton is the founding incumbent of the Norna S. Sarofim Chair of Clinical Oncology at MSKCC and a Professor of Medicine in the Weill Cornell Medical College. He was a U.S. Presidential appointee to the National Cancer Advisory Board (the board of directors of the National Cancer Institute (“NCI”)) serving as Chair of the Budget Sub-Committee. A former Director of the American Society of Clinical Oncology, he served as President of ASCO and subsequently Chair of the ASCO Foundation, now the Conquer Cancer Foundation. He has been Vice-Chair of the Lymphoma Committee and a long-serving Chair of the Breast Committee of the Cancer and Leukemia Group B (now the Alliance for Clinical Trials in Oncology). He has served on or chaired numerous committees of the National Cancer Institute, National Institutes of Health, and the Institute of Medicine of the National Academy of Sciences. He is an editorial board member or reviewer for numerous medical journals and on the advisory boards of many advocacy and medical institutions including the Cold Spring Harbor Laboratory Cancer Center and several Specialized Programs of Research Excellence. Dr. Norton’s personal research has focused on the use of medicines to treat cancer, particularly the application of mathematical methods to optimizing dose and schedule. He has been involved in the development of several effective agents including paclitaxel and trastuzumab. He co-invented the Norton-Simon Model of cancer growth which has broadly influenced cancer therapy, and more recently the self-seeding concept of cancer metastasis and growth. He is the Principal Investigator of an NCI Program Project Grant in Models of Human Breast Cancer and an author of more than 350 published articles and many book chapters. He received his AB with Highest Distinction from the University of Rochester and his MD from the College of Physicians and Surgeons of Columbia University. He trained in medicine and medical research at the Albert Einstein College of Medicine and the NCI.

Sant Chawla, MD, is a member of our Scientific Advisory Board. Dr. Chawla holds medical licensures in both Texas and California, and he is board certified in Internal Medicine and Medical Oncology. He is a pioneering physician whose work in sarcoma oncology has brought him several accolades and recognition as one of the world’s leading authorities in medical treatment and clinical research for bone and soft-tissue sarcomas and sarcoma therapy. Dr. Chawla heads the Sarcoma Oncology Center in Santa Monica, CA. Dr. Chawla serves on the clinical faculty of numerous prestigious cancer centers, including UCLA, University of Southern California, John Wayne Cancer Institute at St. John’s Hospital. In addition, he has been an adjunct associate professor at Stanford University, is an adjunct associate professor at the University of Texas, M.D. Anderson Cancer Center; and is a medical oncologist at Cedars Sinai Comprehensive Cancer Center. Over his 30 years of medical and clinical research experience, Dr. Chawla’s research has been a foundation for further breakthroughs in cancer treatment. Dr. Chawla received his medical degree and completed his residency training in internal medicine at the All India Institute of Medical Sciences in New Delhi.

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Razelle Kurzrock, MD, is a member of our Scientific Advisory Board. Dr. Kurzrock joined University of California San Diego Moores Cancer Center in November 2012 as Senior Deputy Center Director for Clinical Science. She is also the Murray Professor of Medicine, Director of the Clinical Trials Office and, on July 1, 2014, became the Chief of the Division of Hematology-Oncology Division (in the University of San Diego School of Medicine). Dr. Kurzrock’s charge includes growing and innovating the clinical trials program, and heading the newly established Center for Personalized Cancer Therapy and the University of California San Diego Moores Cancer Center Clinical Trials Office. Dr. Kurzrock is best known for successfully creating and chairing the largest Phase I clinical trials department in the world while at the University of Texas M.D. Anderson Cancer Center. Dr. Kurzrock’s unique approach emphasizes using cutting-edge molecular profiling technologies to match patients with novel targeted therapies, reflecting a personalized strategy to optimize cancer treatment. Dr. Kurzrock has served as the principal investigator on more than 90 clinical trials, and overseen over 300 trials, mainly using novel targeted molecules, several of which have gone on to U.S. Food and Drug Administration (“FDA”) approval. She has published over 500 peer-reviewed articles in a variety of elite medical journals. In addition, she is Chair of the Southwest Oncology Group Early Therapeutics Committee and on their Board of Governors and also serves on the board of directors for the National Comprehensive Cancer Network (“NCCN”) and for WIN (World-Wide Innovative Network for Personalized Cancer Therapy). She Chairs the Molecular Diagnostic Clinical Trials committee for the American Association of Cancer Institutes, as well as the Clinical Investigator Committee for NCCN, and the Clinical Trials Committee for WIN. Dr. Kurzrock has been the principal investigator of numerous grants and funding awards totaling over $50 million. Dr. Kurzrock received her MD from the University of Toronto.

Galit Lahav, PhD, is a member of our Scientific Advisory Board. Dr. Lahav is the Novartis Professor of Systems Biology and Department Chair, Systems Biology at Harvard Medical School. Dr. Lahav leads a department at Harvard that uses the power of systems thinking, across macro and micro scales, to unlock new insights into health and disease. Dr. Lahav’s goal is to determine why human cancer cells often show different responses to the same treatment, and to identify new therapies that will increase the efficacy of anti-cancer drugs. Dr. Lahav’s research program works across traditional disciplinary boundaries. Dr. Lahav’s lab has pioneered computational and quantitative experimental approaches to studying the fate and behavior of human cells in disease and health at the single-cell level. Dr. Lahav’s work has yielded critical insights into the function and behavior of tumor-suppressing mechanisms and their role in cellular destiny. Dr. Lahav has been recognized through several awards and honors including the Smith Family Award, Vilcek Prize for Creative Promise, and Excellence in Teaching and Mentoring awards. Dr. Lahav has established and organized leadership and management workshops for postdocs and faculty, as well as developed programs for advancing women in science. Dr. Lahav received her PhD in 2001 from the Technion, Israel Institute of Technology. In 2003, she completed her postdoctoral fellowship at the Weizmann Institute of Science in Israel. She then spent a year at Harvard’s Bauer Center for Genomics Research, and in 2004 joined the Department of Systems Biology at Harvard Medical School. In 2018, Dr. Lahav became the Chair of the Department of Systems Biology.

Gary Schiller, MD, is a member of our Scientific Advisory Board. Dr. Schiller is a well-published clinical investigator in acute and chronic leukemias, multiple myeloma, and other hematologic malignancies, as well as in stem cell and bone marrow transplantation. He lectures extensively, and has also written for the popular press. He is Immediate-Past Chairman of the Los Angeles Museum of the Holocaust. His research projects include clinical studies of new drugs, therapies, and bone marrow/stem cell transplantation for patients with malignancies of the blood or bone marrow such as leukemia, multiple myeloma, and lymphoma. He has carried out studies of stem cell transplantation following high-dose chemotherapy and radiation for acute myelogenous leukemia, one of the most common types of leukemia in adults. He has ongoing studies using new drugs and therapeutics for acute and chronic lymphocytic leukemia, acute and chronic myelogenous leukemia, and multiple myeloma. He also has studies going on in certain kinds of non-Hodgkin’s lymphoma and Sickle Cell Anemia. Dr. Schiller received his MD from the University of Southern California School of Medicine.

George W. Sledge, Jr. MD, is a member of our Scientific Advisory Board. Dr. Sledge is Professor and former Chief of Medical Oncology at Stanford University Medical Center. Dr. Sledge served as a Ballve-Lantero Professor of Oncology of Medicine and Pathology of Indiana University School of Medicine. He served as Co-Director of the breast cancer program at the Indiana University Cancer Center, where he was a Professor of Medicine and Pathology at the Indiana University Simon Cancer Center. Dr. Sledge specializes in the study and treatment of breast cancer and directed the first large, nationwide study on the use of paclitaxel to treat advanced breast cancer. His recent research focuses on novel biologic treatments for breast cancer. He served as a Professor of Indiana University Cancer Center Breast Cancer Program. He has also served as the President of the American Society of Clinical Oncology, as a member of the Department of Defense Breast Cancer Research Program’s Integration Panel, as a member of the FDA’s Oncology Drug Advisory Committee, and as a member of the External Advisory Committee for The Cancer Genome Atlas project. Dr. Sledge was awarded the Hope Funds for Cancer Research 2013 Award of ‘Excellence for Medicine’. He holds a B.A. from the University of Wisconsin and an M.D. from Tulane University.

Our arrangements with these individuals do not entitle us to any of their existing or future intellectual property derived from their independent research or research with other third parties.

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Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is filed as an exhibit to our Annual Report on Form 10-K and is posted on our website, www.immixbio.com. We intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees and consultants, including those persons serving in similar positions with our subsidiaries. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us and our directors, officers, employees and consultants. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report.

Equity Award Grant Policies

Our Compensation Committee reviews and approves annual equity award grants to our executive officers. In doing so, our Compensation Committee takes into account the presence of any material nonpublic information concerning our Company when approving awards of options, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, our Compensation Committee did not grant any options to a named executive officer of the Company during the period commencing four business days prior to, and ending one business day following, our disclosure of any material nonpublic information by way of a report filed with the SEC or otherwise.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding our Company are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Insider Trading Compliance Officer. As of December 31, 2024, none of our directors or executive officers had pledged any shares of our common stock.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During the 2024 fiscal year, the Board of Directors held four meetings. In addition, our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee held three, three and five meetings, respectively. During the 2024 fiscal year, none of our directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he/she served. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

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Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. 8 of our directors attended our 2024 annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Immix Biopharma, Inc.

c/o Secretary

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

Our Board of Directors is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. Individual directors may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Board of Directors considers these factors in light of the specific needs of the Board of Directors at that time.

A director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. There are no limits with respect to the term that may be served by a director; however, in connection with evaluating recommendations for nomination for reelection, the Board of Directors considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect eight directors to hold office until the 2026 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of the Record Date.

Name	Age	Position
Ilya Rachman, MD, PhD, MBA	53	Chief Executive Officer and Chairman
Gabriel Morris, BA	39	Chief Financial Officer and Director
Jason Hsu, PhD, MS	51	Director
Magda Marquet, PhD	66	Director
Helen C. Adams, CPA	66	Director
Carey Ng, PhD, MBA	46	Director
Jane Buchan, PhD	61	Director
Yekaterina Chudnovsky, JD	40	Director

The business background and certain other information about our directors is set forth below.

Ilya Rachman, MD, PhD, Chief Executive Officer, Chairman

Ilya Rachman is the founder, Chairman and Chief Executive Officer of Immix Biopharma, Inc. and has served in those positions since inception in 2012. Dr. Rachman is a pioneering physician/scientist and cell biologist. Dr. Rachman founded ImmixBio with the goal of applying academic research and discoveries initially in oncology to benefit cancer patients and is named as an inventor on a number of ImmixBio patents. Prior to ImmixBio, Dr. Rachman founded a clinical research organization that conducted clinical trials of various large pharmaceutical companies drugs through Phase 3 and 4 clinical trials. Dr. Rachman was also a physician/scientist at Cedars-Sinai Medical Center and UCLA Health. Dr. Rachman received his joint MD/PhD degree from the University of Illinois Chicago, conducting original research in neuroendocrinology, received his EMBA from the University of California at Los Angeles, and received his B.S. from the University of Iowa. Dr. Rachman trained in medicine and medical research at UCLA Health. We believe Dr. Rachman is qualified to serve as a member of our Board of Directors because of his leadership skills, scientific background and experience as a clinician and in experimental oncology.

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Gabriel Morris, BA, Chief Financial Officer, Director

Gabriel Morris has served as Chief Financial Officer and a Director of Immix Biopharma, Inc. since March 2021. Mr. Morris has been Managing Partner of Alwaysraise LLC, a life sciences advisory and investment firm based in San Francisco, California, since its founding in 2020. Prior, Mr. Morris was the interim Chief Financial Officer of Zap Surgical Systems, a brain radiosurgery company, from 2019 to 2020, where he completed an $81 million growth equity financing round. Prior to 2019, Mr. Morris led cross-border mergers and acquisitions transactions at Goldman Sachs & Co. and other global investment banks for more than a decade from 2008 to 2018, where he participated in greater than $50 billion in completed transactions. In addition, Mr. Morris has co-founded two companies, one which continues to operate independently and one that was acquired by a Nasdaq listed company. Mr. Morris received his B.A. in economics from the Columbia University in the City of New York, where he attended the Icahn School of Medicine at Mount Sinai Humanities and Medicine program as an undergraduate and published experimental research in peer-reviewed scientific journals. We believe Mr. Morris is qualified to serve as a member of our Board of Directors because of his extensive experience in the areas of strategic transactions, investment, financial structuring and operations.

Jason Hsu, PhD, MS, Director

Jason Hsu has been a member of the Board of Directors of Immix Biopharma, Inc. since 2013. Mr. Hsu is also the founder, chairman and Chief Executive Officer of Rayliant Global Advisors, an asset manager focused on generating alpha from investing in China and other inefficient emerging markets, which has a total of $27 billion of investment assets using its strategies across equity, fixed income and alternatives, where he has served since 2016. Mr. Hsu has also been the Chief Economist of East West Bank (Nasdaq: EWBC) since 2023. Mr. Hsu has served as an adjunct professor of finance at the University of California at Los Angeles (“UCLA”) since 2008 and is on the Board of Advisors for UCLA Anderson School of Management (“UCLA Anderson”). Prior to founding Rayliant, Mr. Hsu co-founded and served as the Chief Investment Officer of Research Affiliates, a quantitative fund manager with over $200 billion under management, from 2002 to 2015. Mr. Hsu has received 3 JPM Fabozzi-Bernstein Outstanding Research Awards, 3 CFA Institute Graham and Dodd awards, 3 William Sharpe Best Research awards, 2010 Rising Star of Hedge Fund and 2009 Outstanding Service Award (UCLA Anderson). In addition, he has written more than 40 journal publications and more than 11 books and book chapters on investing. He has also held visiting positions at UC Irvine, National Taiwan Chengchi University, Kyoto University and Tsinghua University. Mr. Hsu received his BS (summa cum laude) from the California Institute of Technology, was awarded a MS in finance from Stanford University, and earned his PhD in finance from UCLA. We believe Mr. Hsu is qualified to serve as a member of our Board of Directors because of his extensive expertise in financial transactions, investment strategies, and business operations.

Magda Marquet, PhD, Director

Magda Marquet has been a member of our Board of Directors since June 2021. Dr. Marquet is also a member of the board of directors of AnaptysBio, Inc. (Nasdaq: ANAB), Arcturus Therapeutics (Nasdaq: ARCT) and Transcode Therapeutics (Nasdaq: RNAZ) and serves as the chair of the board of Matrisys Bioscience. Dr. Marquet also served on the board of Pfenex Inc. (Nasdaq: PFNX) from 2019 until its acquisition by Ligand Pharmaceuticals in 2020. She was the co-CEO of Althea Technologies from 2000 to 2008 and served as co-chairman of the board from 2008 until 2013. She is currently the co-CEO of Alma Life Sciences LLC, an investment and consulting firm, since 2013 and currently serves on several private company boards. Dr. Marquet has built, led and commercialized multiple life science companies. She also has been a co-founder of AltheaDx (acquired by Castle Biosciences, Inc. (Nasdaq: CSTL)), a commercial stage, precision medicine company with the world’s leading pharmacogenomics test for anxiety and depression, since 2009. Dr. Marquet guided Althea Technologies to acquisition by Ajinomoto, a global Japanese company and leader in amino acid technology. Prior to starting Althea Technologies, Dr. Marquet held several positions in pharmaceutical development in companies such as Vical and Amylin Pharmaceuticals. Dr. Marquet holds a Ph.D. in biochemical engineering from INSA/University of Toulouse, France. She has received numerous prestigious awards throughout her career including the 2005 Regional Ernst & Young Entrepreneur of the Year award in the Life Sciences category, the Athena Pinnacle award, the Director of the Year award (Corporate Governance) from the Corporate Directors Forum and has been inducted into the CONNECT Entrepreneur Hall of Fame. We believe Dr. Marquet is qualified to serve as a member of our Board of Directors because of her experience as a biopharmaceutical founder with multiple successful exits.

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Helen C. Adams, CPA, Director

Helen C. Adams has been a member of our Board of Directors since June 2021. Ms. Adams was a member of the board of directors of Prometheus Biosciences, Inc (Nasdaq: RXDX) and chair of its audit committee from 2021 until its 2023 acquisition by Merck. Ms. Adams was the San Diego Area Managing Partner for Haskell & White LLP, a regional certified public accounting firm from 2013 to 2018 and has been a partner emeritus to-date. Ms. Adams is also a partner emeritus at Deloitte & Touche LLP, having worked for the firm from 1982 to 2009, most recently as a Partner in the Life Sciences and Technology Group. From 2010 to 2013, Ms. Adams was a member of the board of directors of Genasys Inc. (formerly known as LRAD Corporation), serving as the audit committee chair and member of the compensation committee. In addition to her public company board service, Ms. Adams has served on the boards of directors of several organizations, including Athena San Diego, the Athena Foundation, Make A Wish San Diego and the California State University at San Marcos Foundation. Ms. Adams received her BS from San Diego State University and completed an executive management program at Columbia Business School. We believe Ms. Adams is qualified to serve as a member of our Board of Directors because of her multi-decade, extensive experience in public accounting and the life sciences industry.

Carey Ng, PhD, MBA, Director

Carey Ng has been a member of our Board of Directors since November 2019. Dr. Ng is also currently a Managing Director of Mesa Verde Venture Partners and Member of the Investment Committee, where he has worked since 2008. Dr. Ng has over fifteen years investment and operating experience in the biomedical industry, ranging from biotech startups to large biopharmaceutical companies. Dr. Ng serves on the board of a number of Mesa Verde portfolio companies including Elysium Therapeutics, Satiogen Pharmaceuticals (spinout acquired by Shire), Biscayne Neurotherapeutics (acquired by Supernus), Paradigm Diagnostics (acquired by Exact Sciences) and Matrisys Bioscience. His board observer roles include Immusoft, Alastin Skincare (acquired by Galderma S.A.), Retrosense Therapeutics (acquired by Allergan), and Oncternal Therapeutics (ONCT). Prior to Mesa Verde, he worked with a number of biomedical startups and was also in business development at Abbott. Dr. Ng has a Ph.D. from UCLA and a MBA from University of California San Diego. We believe Dr. Ng is qualified to serve as a member of our Board of Directors because he has over ten years of investment and operating experience in the biomedical industry, ranging from biotech startups to large biopharmaceutical companies.

Jane Buchan, PhD, Director

Jane Buchan has been a member of our Board of Directors since June 2021. Dr. Buchan is also a member of the board of directors of AGF Management Ltd. (TSX:AGF.B; OTC Pink: AGFMF). She just retired, due to term limits, as a member of the board of directors of Globe Life (NYSE: GL). Dr. Buchan is Chief Executive Officer of Martlet Asset Management, a private investment office established in 2018. Prior to founding Martlet, Dr. Buchan was Chief Executive Officer of PAAMCO, a fund of hedge funds, which she helped found in 2000, and Co-CEO of the holding company, PAAMCO Prisma Holdings. Under her leadership, the firm grew to $32 billion in assets under management. Dr. Buchan began her career at J.P. Morgan Investment Management in the Capital Markets Group. She has been an Assistant Professor of Finance at the Amos Tuck School of Business at Dartmouth. She recently served as chairwoman of the board for the Chartered Alternative Investment Analyst Association (CAIA) and is a member of the Advisory Board for the Master of Financial Engineering Program at UCLA Anderson School of Management. She is a Trustee of Reed College, Portland, Oregon and University of California Irvine Foundation. Dr. Buchan has been actively involved in initiatives to advance the careers of women in finance and is a founding Angel for 100 Women in Finance and has also been recognized with numerous industry honors and awards. She earned a BA in Economics from Yale University and holds both a PhD and an MA in Business Economics (Finance) from Harvard University. We believe Dr. Buchan is qualified to serve as a member of our Board of Directors because of her extensive investment and finance experience.

Yekaterina Chudnovsky, JD, Director

Yekaterina Chudnovsky has been a member of our Board of Directors since August 2023. Ms. Chudnovsky has served as General Counsel for an international privately-held technology firm since 2009, overseeing intellectual property, trademarks, technology acquisition, and mergers & acquisitions. Ms. Chudnovsky is Chairperson of the GI Research Foundation (GIRF) for the University of Chicago Digestive Diseases Center. She has served on the GIRF board for the past 11 years, becoming President in 2019. Her work with GIRF contributes to raising over $3 million annually to support the physicians and scientists at the University of Chicago and beyond. Ms. Chudnovsky is an active board member of XCures, a privately-held technology company working to advance cancer research and patient outcomes and has served as a member of the board of Elicio Therapeutics, Inc., a publicly traded clinical-stage biotechnology company pioneering the development of cancer immunotherapies for patients with limited treatment options and poor outcomes, since October 2022. Ms. Chudnovsky has a particular interest in cancer research and personalized cancer vaccines, and is a frequent investor and donor in the space. Prior to her current roles, she began her legal career at Thomas Coburn Fagel Haber, with a focus on corporate law, real estate, mergers and acquisitions, bankruptcy, and business banking. Ms. Chudnovsky received a B.A. in political science and Slavic literature from Northwestern University, and a J.D. from DePaul University.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

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EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages as of the Record Date, except for Mr. Rachman and Mr. Morris, whose biographies are included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
Ilya Rachman, MD, PhD, MBA	53	Chief Executive Officer and Chairman
Gabriel Morris, BA	39	Chief Financial Officer and Director
Graham Ross, MBChB, FFPM	65	Acting Chief Medical Officer and Head of Clinical Development
Vladimir Torchilin, Ph.D, D.Sc., MSE	78	Scientific Co-Founder

Graham Ross, MBChB, FFPM, Chief Medical Officer and Head of Clinical Development

Graham Ross has served as the Acting Chief Medical Officer and Head of Clinical Development of Immix Biopharma, Inc. since June 2021. Dr. Ross is an experienced pharmaceutical physician executive with a successful track record of development and post-marketing activities of a number of cancer therapeutics (including topoisomerase inhibitors and therapeutic antibodies, such as immune checkpoint inhibitors and next generation immunotherapeutics) as well as support medications (particularly anti-emetics). Since 2017, he has owned an oncology consulting company. Prior to ImmixBio, Dr. Ross was a Senior Medical Science Director at AstraZeneca from 2015 to 2017, and prior to that, he was a Global Clinical Science Leader at Roche Pharmaceuticals from 2006 to 2015, where he was responsible for the clinical development and registration of pertuzumab in breast cancer indications (marketed as PERJETA® by Roche). Prior to Roche, Dr. Ross was Director of Clinical Development at GlaxoSmithKline from 1995 to 2006. After receiving his MBChB degree in medicine, Dr. Ross trained in oncology in Durban, South Africa and specialized a second time as a pharmaceutical physician in the United Kingdom.

Vladimir Torchilin, Ph.D, D.Sc., MSE, Scientific Co-founder

Vladimir P. Torchilin, Ph.D., D.Sc. has served as the Scientific Co-founder of Immix Biopharma Inc. since inception in 2012. Dr. Torchilin is also a University Distinguished Professor of Pharmaceutical Sciences and Director, Center for Pharmaceutical Biotechnology and Nanomedicine, Northeastern University, Boston, where he has worked since 1998. Prior to Northeastern University, Dr. Torchilin was Head of Chemistry Program, Center for Imaging and Pharmaceutical Research at Massachusetts General Hospital and Associate Professor of Radiology at Harvard Medical School from 1993 to 1997. Dr. Torchilin has published more than 400 original papers, more than 150 reviews and book chapters, wrote and edited 12 books, and holds more than 40 patents. Dr. Torchilin is the Editor-in-Chief of Current Drug Discovery Technologies, Drug Delivery, and OpenNano, the Co-Editor of Current Pharmaceutical Biotechnology and on the Editorial Boards of many other journals. Dr. Torchilin received more than $30 million from the governmental and industrial sources in research funding. Dr. Torchilin has multiple honors and awards, and in 2011, Times Higher Education ranked him number 2 among top world scientists in pharmacology for the period of 2000-2010. Dr. Torchilin received his Ph.D. and D.Sc. in polymer chemistry, and MS in chemistry from Moscow State University.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ilya Rachman,	2024	475,000	-	-	554,658	237,500	-	-	1,267,158
Chief Executive Officer	2023	446,000	-	-	460,881	223,000	-	-	1,129,881

Gabriel Morris,	2024	475,000	-	-	554,658	237,500	-	-	1,267,158
Chief Financial Officer	2023	446,000	-	-	460,881	223,000	-	-	1,129,881

Graham Ross,	2024	88,593	-	-		-	-	-	88,593
Chief Medical Officer	2023	104,423		-	-	52,212	-	-	156,635

(1)	Represents the grant date fair value of the option awards granted during the fiscal years ended December 31, 2024 and December 31, 2023, as applicable, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See Note 7, “Stockholders’ Equity” in the notes to the Company’s consolidated financial statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025 for more information regarding the Company’s accounting for share-based compensation plans.

Narrative Disclosure to Summary Compensation Table

Ilya Rachman

On June 18, 2021, the Company entered into an Employment Agreement with Ilya Rachman (as amended, the “Rachman Employment Agreement”), effective for a three-year term. Pursuant to the Rachman Employment Agreement, the Company employs Dr. Rachman as Chief Executive Officer and Dr. Rachman initially was entitled to a base salary of $360,000 annually. Dr. Rachman was also entitled to a performance-based bonus of 100% of the base salary (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. On July 14, 2022, the Compensation Committee of the Board of Directors approved a new compensation package for Dr. Rachman, and on November 9, 2022, the Company entered into an amendment to the Rachman Employment Agreement dated as of June 18, 2021 pursuant to which (i) Dr. Rachman’s annual base salary was increased to $425,000, retroactive as of January 1, 2022 and (ii) entitling Dr. Rachman to a performance-based bonus of up to 50% of his base salary (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. In addition, on July 14, 2022, the Company issued Dr. Rachman options to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $2.64 per share. Unless terminated by the Company without “cause” or by Dr. Rachman with “good reason” (as such terms are defined in the Rachman Employment Agreement), upon termination, Dr. Rachman will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay. If terminated by the Company without “cause” or by Dr. Rachman with “good reason,” he is entitled to be paid his base salary through the end of the term at the rate of 150%, valid expense reimbursements and accrued but unused vacation pay. On March 7, 2023, the Compensation Committee of the Board of Directors approved an increase in the annual base salary and on May 12, 2023, the Company entered into an amendment to the Rachman Employment Agreement pursuant to which Dr. Rachman’s annual base salary was increased to $446,000, effective January 1, 2023. In August 2023, the Company paid Dr. Rachman $212,000 for the 2022 accrued bonus compensation. In addition, on August 14, 2023, the Company issued Dr. Rachman options to purchase up to 293,000 shares of the Company’s common stock at an exercise price of $1.86 per share. On February 6, 2024, the Compensation Committee of the Board of Directors approved an increase in Dr. Rachman’s annual base salary and on May 9, 2024, the Company entered into an amendment to the Rachman Employment Agreement pursuant to which Dr. Rachman’s annual base salary was increased to $475,000, effective January 1, 2024. On June 11, 2024, the Company issued Dr. Rachman options to purchase 340,000 shares of common stock at an exercise price of $2.04 per share.

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On June 18, 2024, the term of Dr. Rachman’s Employment Agreement expired, however the Employment Agreement provides that upon its expiration, and unless the Company and Dr. Rachman have otherwise agreed in writing, if Dr. Rachman continues to work for the Company after the expiration of the term (which he has), his employment shall be under the same terms and conditions provided for in the Rachman Employment Agreement, except that his employment will be on an “at will” basis and the provisions of the agreement allowing for Dr. Rachman to terminate the agreement for “good reason” and for Dr. Rachman to be paid severance in the event his employment is terminated by the Company without cause or by Dr. Rachman for good reason will no longer apply. The Rachman Employment Agreement currently remains in effect pursuant to such terms. Dr. Rachman’s employment agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions in the event of his termination other than by the Company without “cause” or by Dr. Rachman with “good reason” (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from our customers for a period of six months following termination). Pursuant to the Rachman Employment Agreement, Dr. Rachman may serve as a consultant to, or on boards of directors of, or in any other capacity to, other companies provided that they will not interfere with the performance of his duties to the Company.

Gabriel Morris

On March 18, 2021, the Company entered into a Management Services Agreement with Alwaysraise LLC, an entity which Gabriel Morris, the Company’s Chief Financial Officer and a member of the Board, is sole member, effective for a three-year term, which was amended effective June 18, 2021 (as amended, the “Morris MSA”). The Morris MSA had an initial two-year term, automatically renewable thereafter for successive one year terms unless terminated by either party, and currently has a term through March 18, 2026. Pursuant to the Morris MSA, the Company employs Mr. Morris as Chief Financial Officer and Mr. Morris initially was entitled to a base salary of $240,000 annually beginning in December 2021 ($120,000 annually prior). Mr. Morris was also entitled to a performance-based bonus of 100% of the base salary (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. On July 14, 2022, the Compensation Committee of the Board of Directors approved a new compensation package for Mr. Morris, and on November 9, 2022, the Company entered into an amendment to the Morris MSA dated as of March 24, 2021 pursuant to which (i) Mr. Morris’ annual base salary was increased to $425,000, retroactive as of January 1, 2022 and (ii) entitling Mr. Morris to a performance-based bonus of up to 50% of his base salary (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. In addition, on July 14, 2022, the company issued Mr. Morris options to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $2.64 per share. Unless terminated by the Company without “cause” or by Alwaysraise LLC (as such terms are defined in the Morris MSA), upon termination, Mr. Morris will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay. If terminated by the Company without “cause,” he is entitled to be paid his base salary through the end of the term at the rate of 150%, valid expense reimbursements and accrued but unused vacation pay. On March 7, 2023, the Compensation Committee of the Board of Directors approved an increase in annual base salary, and on May 12, 2023, the Company entered into an amendment to the Morris MSA pursuant to which the Mr. Morris’ annual base salary was increased to $446,000, effective January 1, 2023. In August 2023, the Company paid the $212,000 for the 2022 accrued bonus compensation. In addition, on August 14, 2023, the Company issued Mr. Morris options to purchase up to 293,000 shares of the Company’s common stock at an exercise price of $1.86 per share. The Morris MSA contains provisions for the protection of the Company’s intellectual property and confidential information. On February 6, 2024, the Compensation Committee of the Board of Directors approved an increase in the annual base salary for Mr. Morris to $475,000, effective January 1, 2024. On June 11, 2024, the Company issued Mr. Morris options to purchase 340,000 shares of common stock at an exercise price of $2.04 per share.

Graham Ross

Graham Ross has served as our Chief Medical Officer and Head of Clinical Development since June 2014. We do not have a formal employment agreement with Dr. Ross. Dr. Ross is entitled to an hourly rate for his services and an option grant. On June 24, 2021 we also signed a mutual confidentiality and non-disclosure agreement with Graham Ross Oncology Consulting Services Ltd. On July 5, 2023, we granted Dr. Ross options to purchase 15,000 shares of common stock at an exercise price of $1.86 per share. Provided Dr. Ross remains employed with the Company, the stock options vest in equal monthly installments over a four-year period and shall be fully vested on July 5, 2025.

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Equity Grant Practices

2016 Equity Incentive Plan

In November 30, 2016, we adopted the 2016 Equity Incentive Plan (“2016 Plan”) which allowed for the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to the employees, members of the board of directors and consultants of the Company. As of September 10, 2021, no further awards may be issued under the 2016 Plan due to the adoption of the Company’s 2021 Plan (as defined below).

2021 Omnibus Equity Incentive Plan

On September 10, 2021, in connection with the completion of the Company’s initial public offering, the Company adopted a new comprehensive equity incentive plan, the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). Following the effective date of the 2021 Plan, no further awards may be issued under the 2016 Plan. However, all awards under the 2016 Plan that are outstanding as of the effective date of the 2021 Plan will continue to be governed by the terms, conditions and procedures set forth in the 2016 Plan and any applicable award agreements. The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards.

In June 2023, our stockholders approved the Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan which (i) increased the number of shares of common stock that may be issued under the 2021 Plan by 1,034,561 shares and (ii) include clawback provisions to comply with recent developments of applicable law. On June 11, 2024, our stockholders approved amendments to the 2021 Plan to (i) increase the number of shares of common stock available for issuance under the 2021 Plan by 3,000,000 to a total share reserve of 4,934,561 and (ii) the adoption of an evergreen provision to the 2021 Plan to provide for an automatic annual increase in the shares of common stock available for issuance under the 2021 Plan over the next ten years. Pursuant to the evergreen provision, the number of shares available for issuance under the 2021 Plan shall automatically increase on January 1st of each year for a period of ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year.

Bonus Arrangements

Pursuant to the terms of the executive employment agreements described above, the Company, through the consultation and agreement with the Compensation Committee, has the discretion to determine the amounts of the annual incentive cash bonus payments which executives may receive, which is expressed as a percentage of annual base salary. Ilya Rachman and Gabriel Morris are each entitled to a performance based annual incentive cash bonus payment equal to up to 50% of their base salaries if certain corporate and operational milestones are achieved. At the end of the fiscal year, the Compensation Committee reviews and determines the level of the Company’s achievement against the applicable corporate and operational milestones goals.

For 2024, the Company’s corporate and operational milestone goals for Messrs. Rachman and Morris were the following:

-	Dose patients in IMX-110 clinical trials (20%)

-	Dose patients in NXC-201 clinical trials (20%)

-	Complete NXC-201 technology transfer to the U.S. (20%)

-	Manufacturing sufficient drug supply for both programs (20%)

-	Complete sufficient capital raising and hiring activities to support operations (20%)

In reviewing the Company’s level of achievement against the foregoing milestone objectives and goals for fiscal year 2024, the Compensation Committee determined that the Company achieved all of its corporate and operational milestones. As a result, the Compensation Committee approved the recommended incentive cash bonuses to be paid to Messrs. Rachman and Morris, each in amounts equal to 50% of their base salaries as set forth in the table above. No bonuses were paid to Dr. Ross for 2024 or 2023.

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Outstanding Equity Awards at December 31, 2024

The following table provides information regarding stock option awards and stock awards held by each of our named executive officers that were outstanding as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ilya Rachman, Chief Executive Officer	236,250	(1)	33,750		$1.86	6/17/2031
	151,042	(2)	98,958		$2.64	7/14/2032
	97,667	(4)	195,333		$1.86	8/11/2033
	42,500	(5)	297,500		$2.04	6/11/2034

Gabriel Morris, Chief Financial Officer	256,500	(3)	-		$0.80	3/12/2031
	183,750	(1)	26,250		$1.86	6/17/2031
	151,042	(2)	98,958		$2.64	7/14/2032
	97,667	(4)	195,333		$1.86	8/11/2033
	42,500	(5)	297,500		$2.04	6/11/2034

Graham Ross,	15,000	(6)	-		$1.86	7/5/2031
Chief Medical Officer

(1)	Ilya Rachman and Gabriel Morris were granted 270,000 and 210,000 stock options, respectively, on June 18, 2021. Provided Messrs. Rachman and Morris remain employed with the Company, the stock options vest in equal monthly installments over a four year period and shall be fully vested on June 18, 2025.
(2)	Ilya Rachman and Gabriel Morris were each granted 250,000 stock options on July 14, 2022. Provided Messrs. Rachman and Morris remain employed with the Company, the stock options vest in equal monthly installments over a four year period and shall be fully vested on July 14, 2026.
(3)	Gabriel Morris was granted 256,500 stock options on March 12, 2021. Provided Mr. Morris remain employed with the Company, the stock options vest in equal monthly installments over a two year period and became fully vested on March 24, 2023.
(4)	Ilya Rachman and Gabriel Morris were each granted 293,000 stock options on August 11, 2023. Provided Messrs. Rachman and Morris remain employed with the Company, the stock options vest in equal monthly installments over a four year period and shall be fully vested on August 11, 2027.
(5)	Ilya Rachman and Gabriel Morris were each granted 340,000 stock options on June 11, 2024. Provided Messrs. Rachman and Morris remain employed with the Company, the stock options vest in equal monthly installments over a four-year period and shall be fully vested on June 11, 2028.
(6)	Graham Ross was granted 15,000 stock options on July 5, 2023. Provided Mr. Ross remains employed with the Company, the stock options vest in equal monthly installments over a four year period and shall be fully vested on July 5, 2025.

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Non-Employee Director Compensation

The following table presents the total compensation for each person who served as an independent non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2024. As set forth in the table and described more fully below, we only paid cash fees and equity awards to the non-employee directors of our Board in 2024 in connection to their director related services to the Board. Directors who are also employees do not receive cash or equity compensation for service on our Board of Directors in addition to compensation payable for their service as employees of the Company. Directors are reimbursed for out-of-pocket expenses incurred for reasonable travel and other business expenses in connection with their service as directors.

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)(3)	All other compensation ($)	Total ($)
Magda Marquet	54,000	51,726	-	105,726
Helen C. Adams	72,500	51,726	-	124,226
Jane Buchan	60,500	51,726	-	112,226
Jason Hsu	42,250	51,726	-	95,976
Carey Ng	47,500	51,726	-	99,226
Yekaterina Chudnovsky	42,000	51,726	-	93,726

(1)	The amounts in this column reflect the annual cash retainer payments earned for service as a non-employee director during 2024.
(2)	Represents the grant date fair value of the option awards granted during the fiscal years ended December 31, 2024, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See Note 7, “Stockholders’ Equity” in the notes to the Company’s consolidated financial statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025 for more information regarding the Company’s accounting for share-based compensation plans.
(3)	Each non-employee director engaged as of June 11, 2024 was granted 33,000 stock options on June 11, 2024. The stock options vest in equal monthly installments over a one year period and shall become fully vested and exercisable on June 11, 2025, provided each director continuously provides services to the Company. Each stock option award (to the extent unexercised) will expire on the 10th anniversary of the date of grant and has an exercise price of $2.04 per share.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 20, 2024, Nexcella, Inc., a Delaware corporation, or Nexcella, which was formerly our majority-owned subsidiary, was merged with and into the Company, with the Company as the surviving corporation. Pursuant to the terms of the merger, as a result of the merger, each of the outstanding capital shares of Nexcella (other than Nexcella capital shares held by the Company) were converted, into common stock of the Company. In connection with the merger, the Company issued 989,876 shares of its common stock to the former stockholders of Nexcella, which included several officers and directors of the Company. In addition, the Company issued to the former participants in the Nexcella 2022 Equity Incentive Plan, many of whom were officers and directors of the Company, 275,759 restricted stock awards to receive common stock in the Company and options to purchase up to 595,676 shares of Company common stock at an exercise price of $2.47 per share under the Company’s Amended and Restated 2021 Omnibus Equity Incentive Plan.

Since January 1, 2024, and except as set forth above, we have not entered into transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

We have adopted a policy that any transactions with directors, officers, beneficial owners of five percent or more of our common stock, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 22, 2025 by:

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current directors and named executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our common stock.

The percentage ownership information is based on 27,830,901 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director or director nominee, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of April 22, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Named Executive Officers:
Ilya Rachman	1,813,049	(1)	6.5%
Jason Hsu	4,975,012	(2)	17.9%
Gabriel Morris	1,610,110	(3)	5.8%
Magda Marquet	185,092	(4)	*
Helen C. Adams	281,254	(5)	1.0%
Jane Buchan	166,034	(6)	*
Carey Ng	1,161,320	(7)	4.2%
Yekaterina Chudnovsky	5,216,073	(8)	18.7%
Graham Ross	15,000	(9)	*
All current named executive officers and directors as a group (9 persons)	15,422,944		55.4%

5% or Greater Stockholders:
None

* Represents beneficial ownership of less than 1%.
(1)	Consists of (i) 1,136,259 shares of common stock and (ii) 676,790 shares of common stock issuable upon exercise of stock options.
(2)	Consists of (i) 893,000 shares of common stock owned by Jason Hsu, (ii) 3,915,913 shares of common stock owned by VERITAS LIBERABIT VOS, LLC (“VL”), (iii) 50,000 shares of common stock owned by Signature Collection Properties, LLC (“Signature Collection Properties”) and (iv) 116,099 shares of common stock issuable upon exercise of stock options. Jason Hsu is the Sole Member of VL and Signature Collection Properties and in such capacity has the right to vote and dispose of the securities held by such entities.
(3)	Consists of (i) 285,834 shares of common stock owned by Gabriel Morris, (ii) 270,844 shares of common stock owned by Alwaysraise LLC (“Alwaysraise”), (iii) 24,141 shares of common stock owned by Alwaysraise Ventures I, LLC (“Alwaysraise Ventures”); (iv) 156,000 shares of common stock issuable upon exercise of warrants owned by Alwaysraise and (v) 873,291 shares of common stock issuable upon exercise of stock options owned by Gabriel Morris. Gabriel Morris is the Managing Partner of Alwaysraise and Alwaysraise Ventures and in such capacity has the right to vote and dispose of the securities held by such entity.
(4)	Consists of (i) 66,092 shares of common stock and (ii) 119,00 shares of common stock issuable upon exercise of stock options.
(5)	Consists of (i) 174,754 shares of common stock and (ii) 106,500 shares of common stock issuable upon exercise of stock options.
(6)	Consists of (i) 22,445 shares of common stock and (ii) 143,589 shares of common stock issuable upon exercise of stock options.
(7)	Consists of (i) 20,000 shares of common stock owned by Carey Ng (ii) 1,025,221 shares of common stock owned by Mesa Verde Venture Partners III, LP, and (iii) 116,099 shares of common stock issuable upon exercise of stock option. Carey Ng is the Managing Director of Mesa Verde Venture Partners III, LP and in such capacity has the right to vote and dispose of the securities held by such entity.
(8)	Consists of 3,241,076 shares of common stock owned by GKCC, LLC, (ii) 1,913,661 shares of common stock issuable upon exercise of stock warrants, and (iii) 61,336 shares of common stock issuable upon exercise of stock option. Yekaterina Chudnovsky is the Managing Director of GKCC, LLC and in such capacity has the right to vote and dispose of the securities held by such entity.
(9)	Consists of 15,000 shares of common stock issuable upon exercise of stock options.

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PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2025

The Audit Committee of our Board has appointed Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the year ending December 31, 2025. KMJ Corbin & Company LLP (“KMJ”) had served as our independent registered public accounting firm since 2021 and served as our independent registered public accounting firm for the fiscal year ended December 31, 2023, however on May 20, 2024, the partners and professional staff of KMJ joined Crowe. In connection with this transition, on July 17, 2024, the Audit Committee of our Board dismissed KMJ as the Company’s independent registered accounting firm, and appointed Crowe as its independent registered public accounting firm, effective July 17, 2024. Crowe served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

The reports of KMJ on the Company’s consolidated financial statements for the two most recently completed fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recently completed fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of KMJ’s termination, there were no disagreements between the Company and KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ, would have caused KMJ to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements. During the Company’s two most recently completed fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of KMJ’s termination, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the Company’s two most recently completed fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of appointment of Crowe, neither the Company nor anyone on behalf of the Company consulted with Crowe regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

A representative of KMJ and Crowe is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with the Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

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Principal Accountant Fees and Services

The aggregate fees billed to us by KMJ and Crowe, our independent registered public accounting firms, for the indicated services for each of the last two fiscal years were as follows:

	2024	2023
Audit Fees	$111,700	$100,850
Audit Related Fees	59,788	60,500
Tax Fees	-	-
All Other Fees	-	-
Total	$171,488	$161,350

Audit Fees: Audit fees consist of fees billed for professional services performed by KMJ and Crowe for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and the issuance of consents and comfort letters in connection with registration statements.

Audit-Related Fees: Audit related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees: Tax fees may consist of fees for professional services, including tax compliance performed by KMJ and Crowe. There were no such fees incurred by the Company in the fiscal years ended December 31, 2024 and 2023.

All Other Fees: There were no such fees incurred by the Company in the fiscal years ended December 31, 2024 and 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service and has pre-approved all of the services provided by our independent registered public accounting firm.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain Crowe.

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on the Company’s website at www.immixbio.com.

The Audit Committee has reviewed and discussed with management and the Company’s auditors, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2024.

The Audit Committee has discussed with Crowe, the Company’s independent registered public accounting firm for 2024, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence and has discussed with Crowe their independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Helen C. Adams
Jane Buchan
Carey Ng

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OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (310) 651-8041, or submit a request in writing to our Secretary, Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2024 may be obtained without charge by writing to the Secretary, Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

By Order of the Board of Directors

/s/ Ilya Rachman
Ilya Rachman
Chairman of the Board of Directors and Chief Executive Officer

April 29, 2025

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IMMIX BIOPHARMA, INC.

Annual Meeting of Stockholders

June 20, 2025 at 12:00 p.m. ET

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Ilya Rachman and Helen C. Adams, with full power of substitution and resubstitution, as proxy to represent and vote all shares of common stock of Immix Biopharma, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of the Stockholders of the Company to be held on June 20, 2025, at 12:00 p.m. ET, at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

1.	To elect eight (8) directors to serve as members of the Board of Directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

		FOR	WITHHOLD		FOR	WITHHOLD
01.	Ilya Rachman	☐	☐	05. Helen C. Adams	☐	☐
02.	Gabriel Morris	☐	☐	06. Carey Ng	☐	☐
03.	Jason Hsu	☐	☐	07. Jane Buchan	☐	☐
04.	Magda Marquet	☐	☐	08. Yekaterina Chudnovsky	☐	☐

2.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR each of the eight (8) nominees for director named in the Proxy Statement; and FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature ____________________________________________

Signature (Co-owner) __________________________________

Dated: ____________________, 2025

☐	Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

Please return your completed proxy whether or not you plan to attend the Annual Meeting. You may nevertheless vote in person if you do attend the Annual Meeting.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT

Voting Instructions are on Reverse.

Voting Instructions

You may vote your proxy in the following ways:

☐	Via Internet:

Login to http://annualgeneralmeetings.com/immix2025

Enter your control number (12-digit number located below)

☐	Via Mail:
Pacific Stock Transfer Company
c/o Proxy Department
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., ET, on June 19, 2025.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.